                                                                 EXHIBIT 10.16

                          BIOSHIELD TECHNOLOGIES, INC.

                       1996 DIRECTORS' STOCK OPTION PLAN



1.  PURPOSE
    -------
2.

3. The purpose of this Directors' Stock Option Plan (the "PLAN") is to secure for Bioshield Technologies, Inc., a Georgia corporation (the "COMPANY"), and its shareholders the benefits arising from capital stock ownership by Directors of the Company who are expected to contribute to the Company's future growth and success.

4.

5.

6.  ADMINISTRATION
    --------------

7.

8.  (a) SHAREHOLDER CONTROL.  The Plan is effective only upon adoption by the
        -------------------
shareholders and will remain in effect at the pleasure of the shareholders of the Company. The Shareholders reserve the right to terminate or modify the Plan at any time, although such modification or termination shall not affect any options granted prior to the time of such modification or termination.

9.

10. (b) ADMINISTRATION.  The Plan shall be administered by the Board of
        --------------
Directors of the Company or the Board may appoint a Plan committee (the "COMMITTEE") of one or more of its members to administer this Plan. The Committee shall have the authority, subject to the rights of the shareholders and other express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations which, in the judgment of the Committee, are necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall be deemed expedient to carry the Plan into effect, and it shall be the sole and final judgment of such expediency.

11.

12. (c) INDEMNIFICATION.  In addition to such other rights and indemnification
        ---------------
that they may have as Directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with the defense of any action, or appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment, except in relation to matters as to which it shall be adjudged in such action that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

13.

14.

15.  STOCK SUBJECT TO PLAN.
     ---------------------

16.

17. Subject to adjustment as provided in Sections 9 and 10 hereof, the Company will reserve 1,000,000 shares of common stock of the Company for issuance under the Plan. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If the Company repurchases such shares which are issued pursuant to the Plan and repurchased by the Company from the grantee in accordance with the Stockholder Agreement entered into in connection with the exercise of the option, if any, the repurchase shares shall again be available for subsequent option grants under the Plan. Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions or transfer, repurchase rights, or other restrictions as shall be determined by the Committee.

18.

19.  TERMS AND CONDITIONS OF DIRECTORS' OPTIONS.
     ------------------------------------------

20.

21.  (a) INITIAL GRANT.  Upon their initial election to the Board of Directors
         -------------
of the Company, each new Director shall receive an option to acquire 10,000 shares of common stock of the Company (the "INITIAL OPTION"), subject to the terms and conditions contained herein.

22.

23.     (b) SUBSEQUENT OPTIONS.  On each of the first, second, third and fourth
            ------------------
anniversary of a Director's initial election to the Board of Directors, the Director shall receive an additional option to acquire 5,000 shares of common stock of the Company (the "SUBSEQUENT OPTIONS"), subject to the terms and conditions contained herein.

24.

25.     (c) OPTION PRICE.  The purchase price per share of Common Stock (the
            ------------
"OPTION PRICE") for all options granted hereunder shall be the Fair Market Value of a share of Common Stock as of the date of the grant as determined herein; provided, however, that the first series of Initial Options granted to Directors on January 1, 1996 shall be set at an Option Price of $2.00 per share regardless of the Fair Market Value.

26.

27.     (d) DETERMINATION OF FAIR MARKET VALUE.  The Committee shall determine
            ----------------------------------
the Fair Market Value of the stock from all relevant available facts, which may (but need not) include opinions of independent experts as to the value and may take into account any recent sales and purchases of such stock to the extent they are represented.

28.

29.     (e) PAYMENT OF PURCHASE PRICE.  The Option Price shall be payable upon
            -------------------------
the exercise of the option in an amount equal to the number of shares being purchased times the per share Option Price. The Option Price shall be paid in cash or by check in United States currency; provided, however, the Committee may, in its discretion, provide that the exercise price of an option can also be paid by delivery to the Company of shares of stock of the Company already owned by the optionee having a fair market value (as determined pursuant to paragraph
(c) of this section as of the date of transfer) equal in amount to the exercise price of the options being exercised, or by a combination of delivery of such stock and cash or check.

30.

31.     (f) TERM OF OPTIONS.  Each option granted hereunder shall be exercisable
            ---------------
immediately upon grant, and shall expire on the fifth anniversary following the day on which the option is granted. Notwithstanding the foregoing, in the event that any Director is no longer a member of the Board, whether the Director's termination is voluntary or involuntary by death or otherwise, all options granted to such Director shall expire 60 days following the last date on which the Director is a member of the Board of Directors. The option may be exercised at any time during such 60 day period by the Director, his or her executor or personal representative, but if not exercised in full, all options shall expire on the 60th day following the Director's last day as a member of the Board of Directors.

32.

33.     (g) EXERCISE OF OPTIONS.  Each option granted under the Plan shall be
            -------------------
exercisable either in full or in part at such time or times as the holder of the option may choose during the option period.

34.

35.

36.     METHOD OF EXERCISE; CLASSIFICATION OF SHARES ACQUIRED PURSUANT TO
        -----------------------------------------------------------------
        EXERCISE OF CERTAIN INCENTIVE STOCK OPTIONS.
        -------------------------------------------

        All options granted hereunder shall be exercised by written notice directed to the Treasurer of the Company (or such other person that the Committee may designate) at its principal place of business, accompanied by payment, make in accordance with the terms of paragraph (e) of Section 4 hereof, of the Option Price for the number of shares specified in the notice of exercise, and by any documents otherwise required. The Company shall make delivery of such shares within a reasonable period of time; provided, however,
                                                            --------  -------
that if any law or regulation required the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act of 1933 and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

1.       NONTRANSFERABILITY OF OPTIONS.
         -----------------------------

2. No option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the option shall be exercisable only by such person or his guardian or legal representative.

3.

4.

5.   GENERAL RESTRICTIONS.
     --------------------

     (a) INVESTMENT REPRESENTATIONS.  The Company may require any Director to
         --------------------------
whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) COMPLIANCE WITH SECURITIES LAWS.  Each option shall be subject to the
         -------------------------------
requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent to approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been affected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.


1.   RIGHTS AS A SHAREHOLDER.
     -----------------------

2.

3. The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of issue of a stock certificate to him or her for such shares and only after such shares are fully paid. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

4.

5.

6.   RECAPITALIZATION.
     ----------------

7.

8. In the event that the outstanding shares of Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any options granted under the Plan. No fractional shares shall be issued or optioned in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be conclusive.

9.

10.

11.  REORGANIZATION.
     --------------

12. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all or substantially all of the assets or more then 50% of the outstanding voting stock of the Company is acquired by another corporation, or in case of a reorganization or liquidation of the Company, the Committee, or the Board of Directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (a) make appropriate provisions for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated, or otherwise reorganized corporation that will be issuable in respect to the shares of Stock of the Company, or (b) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Committee may, in its discretion, accelerate the date on which outstanding options become exercisable.


1.   RESTRICTION ON TRANSFER.
     -----------------------

2.

3. The Company reserves to itself or its assignee the right of first refusal to purchase the Shares, or any portion thereof, that an Optionee (or a subsequent transferee) proposes to transfer to a third party. The purchase shall be completed within thirty (30) days of the receipt of notice by the Company that an offer has been made by a third party to purchase the Shares.
The price to be paid for the Shares shall be the lesser of (i) their fair market value on the date of purchase, which fair market value shall be determined by the Board of Directors of the Company who may use such methods and methodology as it deems appropriate, and (ii) the price per Share offered by the proposed purchaser. Payment shall be made in cash on the date of the purchase unless the Optionee and Company shall agree otherwise. In the event that the Company fails to exercise its option, then the Optionee may sell the Shares to the proposed transferee at a price per Share not less than the price offered by the proposed transferee at any time within 90 days following the receipt by the Company of the original notice.

4.

5.

6.  NO SPECIAL EMPLOYMENT RIGHTS.
    ----------------------------
7.

8. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any Parent of Subsidiary) or interfere in any way with the right of the company (or any Parent of Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option.

9.

10.

11. DEFINITION OF SUBSIDIARY AND PARENT.
    -----------------------------------

12.

13. (a) SUBSIDIARY.  The term "Subsidiary" as used in the Plan shall mean any
        ----------
corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

14.

15. (b) PARENT.  The term "Parent" used in the Plan shall mean any corporation
        ------
(other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

16.

17.

18. WITHHOLDING.
    -----------

19. The Company's obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state, and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company.

1.  EFFECTIVE DATE AND DURATION OF THE PLAN.
    ---------------------------------------

2.

3.  (a) EFFECTIVE DATE.  The plan shall become effective when adopted by the
        --------------
Board of Directors and Shareholders. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

4.

5.  (b) TERMINATION.  Unless sooner terminated in accordance with the terms
        -----------
herein, the Plan shall terminate upon the earlier of (i) the close of the business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

6.

7.

8.  1871\1\dirstkop.pln

9.

                          BIOSHIELD TECHNOLOGIES, INC.


                        DIRECTOR STOCK OPTION AGREEMENT
                                  PURSUANT TO
                       1996 DIRECTORS' STOCK OPTION PLAN



     THIS AGREEMENT, made on the ______ day of _______, 1996, by and between BIOSHIELD TECHNOLOGIES, INC. (hereinafter referred to as the "Company") and ___________________________ (hereinafter referred to as "Optionee").

     WHEREAS, the Company has adopted a stock option plan known as the 1996 Directors' Stock Option Plan (hereinafter referred to as the "Plan") for the purpose of advancing the interests of the Company and its shareholders by strengthening the ability of the Company to attract and retain members of its Board of Directors with experience and ability, and to furnish an additional incentive to those Directors of the Company upon whose judgment, initiative and efforts the successful conduct and growth of its and their business largely depend, by encouraging Directors to have a material interest in the increase in value of, and to become owners or increase their ownership of, the common stock of the Company ("Common Stock"); and

     WHEREAS, Optionee is now a Director of the Company, and the Company desires to afford Optionee the opportunity to acquire or enlarge Optionee's stock ownership in the Company, so that Optionee may have a direct proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company grants to Optionee a nonqualified stock option (the "Option") to purchase from the Company all or any part of ___________________ (__________) shares of Common Stock ("Shares").

2.

3.  TERM OF EXERCISE OF OPTION.
4.
5. (a) The term of the Option granted herein shall commence as of the date of this Agreement and end on ___________, 200__ (the "Option Period").
6.
7. (b) The option shall be exercisable at any time during the five-year Option Period.
8.
9. (c) The Option hereby granted shall be exercised by Optionee delivering to the Treasurer of the Company, from time to time, on any business day, written notice specifying the number of Shares Optionee then desires to purchase and reaffirming that the representations made in Section 8 hereof are true and correct as of the date of exercising the option. A copy of the form of written notice to be used is attached hereto as Exhibit A.
10.
11.  EXERCISE PRICE.
12.
13. (a) Option must pay ______________ Dollars ($__________) per share
(subject to adjustment pursuant to Section 7 hereof) for the Shares acquired pursuant to this Agreement.
14.
15. (b) Payment of the option price of the Shares shall be made in cash at the time an Option is exercised, or in any other form permitted by Section 4(e) of the Plan.
16.
17. RESTRICTION ON SHARES. The Company reserves to itself or its assignee the right of first refusal to purchase the Shares, or any portion thereof, that an Optionee (or a subsequent transferee) proposes to transfer to a third party.
The purchase shall be completed within thirty (30) days of the receipt of notice by the Company that an offer has been made by a third party to purchase the Shares. The price to be paid for the Shares shall be the lesser of (i)
their
fair market value on the date of purchase, which fair market value shall be determined by the Board of Directors of the Company who may use such methods and methodology as it deems appropriate, and (ii) the price per Share offered by the proposed purchaser. Payment shall be made in cash on the date of the purchase unless the Optionee and Company shall agree otherwise. In the event that the Company fails to exercise its option, then the Optionee may sell the Shares to the proposed transferee at a price per Share not less than the price offered by the proposed transferee at any time within 90 days following the receipt by the Company of the original notice. By signing a copy of this Agreement, Optionee agrees to be bound by the terms of this Section 4.
18.
19.  TERMINATION OF OPTION.
20.
21. (a) Except as otherwise provided below, the Option hereby granted shall terminate and be of no force or effect upon the happening of the first of the following events:
22.
23.  (i)    The expiration of the Option Period;
24.
25. (ii) 60 days following the termination of the Optionee's status as a Director of the Company, whether voluntary or involuntary, including the death of the Optionee.
26.
27. (b) The Option evidenced hereby is nontransferable except as provided in subsection (c) below with respect to the death of an Optionee, and shall be exercisable during the lifetime of Optionee only by Optionee.
28.
29. (c) If Optionee ceases to be a Director of the Company for any reason including death, any unexpired portion of the option held by Optionee and not exercised may be exercised by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives (to the extent the option would have been exercisable by Optionee) at any time within sixty days after the date of Optionee's last date as a member of the Board of Directors.
30.
31. RIGHTS AS A SHAREHOLDER. Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate to him for such Shares.
32.
33.    CHANGE IN CAPITALIZATION.
34.
35. (a) As provided in Sections 9 and 10 of the Plan, and upon the occurrence of any of the conditions listed therein, the Committee in its sole discretion shall make any adjustments as may be appropriate in the number and kind of Shares as to which this Option shall be exercisable and in the option rights granted. These adjustments shall be made without change in the total price applicable to the Option and with a corresponding adjustment in the option price per Share. Any adjustment may provide for the elimination of fractional shares.
36.
37. COVENANTS AND REPRESENTATIONS OF OPTIONEE. Optionee represents, warrants, covenants and agrees with the Company as follows:
38.
39. (a) The Option is being received for Optionee's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof;
40.
41. (b) Optionee is not acquiring the Option based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares subject to this Option, but rather upon an independent examination and judgment as to the prospects of the Company;
42.
43. (c) Optionee has received a copy of the Plan and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company; Optionee has examined all of these documents as he wished, is familiar with the business and affairs of the Company, and realizes that the receipt of the Shares is a speculative investment and that any possible profit therefrom is uncertain;
44.

45. (d) Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all information available with respect to the Plan, the Company and its affairs, and has received all information and data with respect to the Plan and the Company that he has requested and which he has deemed relevant in connection with his receipt of the Option and the Shares subject thereto;
46.
47. (e) Optionee is able to bear the economic risk of the investment, including the risk of a complete loss of his investment, and Optionee acknowledges that he must continue to bear the economic risk of the investment in the Shares received upon Option exercise for an indefinite period;
48.
49. (f) Optionee understands and agrees that the Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws;
50.
51. (g) The Shares issued to Optionee upon exercise of the option will not be offered for sale, sold or transferred by Optionee other than pursuant to:
52.
53. (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws;
55. (ii) an effective registration under the Securities Act of 1933 (the "1933 Act") or a transaction otherwise in compliance with the 1933 Act; and
56.
57. (iii) evidence satisfactory to the Company of compliance with the applicable securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;
58.
59. (h) The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sale of the Shares by the Optionee; 60.
61. (i) A legend indicating that the Shares issued pursuant to the Option has not been registered under the applicable securities laws and referring to any applicable restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to Optionee, and any transfer agent of the Company may be instructed to require compliance therewith;
62.
63. (j) Optionee will notify the Company in writing at least sixty (60) days prior to any sale of Shares;
64.
65.  (k)    The agreements, representations, warranties, and covenants made by
Optionee herein with respect to the Option shall also extend to and apply to all of the Shares of the Company issued to Optionee from time to time pursuant to this Option. Acceptance by Optionee of the certificate(s) representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.
66.
67. COMPLIANCE WITH SECURITIES LAWS. Anything in this agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to Optionee, any federal or state securities law, any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or Optionee to take any action in connection with the Shares then to be issued, the issuance of the Shares shall be deferred until that action shall have been taken; however, the Company shall be under no obligation to take action, and the Company shall have no liability whatsoever as a result of the nonissuance of the Shares, except to refund to Optionee any consideration tendered in respect of the exercise price.
68.
69. RESOLUTION OF DISPUTES. Any dispute or disagreement which shall arise under, as a result of, or pursuant to, this agreement shall be determined by the President of the Company, in his absolute and sole discretion, and any such determination or any other determination by the President under or pursuant to this Agreement and any interpretation by the President of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby; provided, however, the Committee, as defined in the Plan, shall have the right, in its absolute and sole discretion, to overrule or modify any determination or interpretation made by the President, in which event any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.
70.
71. NOTICE. Any notice which either party hereby may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 3340 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.
72.
73. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.
74.
75. SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
76.
77. ENTIRE AGREEMENT. Subject to the terms and conditions of the Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
78.
79. IN WITNESS WHEREOF, the parties have executed and sealed this Directors' Stock Option Agreement on the date and year set forth above.
80.
81.                BIOSHIELD TECHNOLOGIES, INC.
82.
83.
84.
85.  Attest:________________________________
     By:___________________________________________
86.
87.  Title:_________________________________
     Title:________________________________________
88.
89.    [CORPORATE SEAL]
90.
91.
92.

                                  OPTIONEE:
                                  --------



     _______________________________________(SEAL)


1871\1\dirstkop.agr

                                  EXHIBIT A
                                  ---------

Bioshield Technologies, Inc.
3340 Peachtree Road, N.E.
Suite 1800
Atlanta, Georgia 30326

Attention: Treasurer

       RE: Exercise of Directors' Option under the Bioshield Technologies,
           Inc. Directors' Stock Option Agreement dated ________, 1996 (the "Agreement")

Dear Treasurer:

        I desire to purchase _______ shares of Bioshield Technologies, Inc. and hereby tender payment in full for such Shares in accordance with the terms of the Agreement.

        I hereby reaffirm that the representations made in Section 8 of the Agreement are true and correct as of the date of exercising this option.

                                                Very truly yours,



-------------------------------------------
                                        Name                            of

Optionee:______________________

1871\1\dirskop.agr